NEWS RELEASE
Exhibit 99.1

MATTEL REPORTS FOURTH QUARTER AND FULL YEAR 2024 FINANCIAL RESULTS

Fourth Quarter 2024 Highlights Versus Prior Year
•Net Sales of $1,646 million, up 2% as reported, and 3% in constant currency
•Gross Margin of 50.7%, an increase of 190 basis points; Adjusted Gross Margin of 50.8%, an increase of 200 basis points
•Operating Income of $158 million, an increase of $18 million; Adjusted Operating Income of $161 million, an increase of $14 million
•Net Income of $141 million, a decrease of $6 million
•Earnings per Share comparable at $0.42 per share; Adjusted Earnings per Share of $0.35 compared to $0.29 per share
•Adjusted EBITDA of $249 million, an improvement of $15 million
Full Year 2024 Highlights Versus Prior Year
•Net Sales of $5,380 million, down 1% as reported and 0.5% in constant currency
•Gross Margin of 50.8%, an increase of 330 basis points; Adjusted Gross Margin of 50.9%, an increase of 340 basis points
•Operating Income of $694 million, an increase of $133 million; Adjusted Operating Income of $738 million, an increase of $97 million
•Net Income of $542 million, an improvement of $327 million
•Earnings per Share of $1.58 compared to $0.60 per share; Adjusted Earnings per Share of $1.62 compared to $1.23 per share
•Adjusted EBITDA of $1,058 million, an improvement of $110 million
•Repurchased $400 million of shares
•Company announces 2025 guidance; targeting $600 million of share repurchases

EL SEGUNDO, Calif., Feb. 4, 2025 – Mattel, Inc. (NASDAQ: MAT) today reported fourth quarter and full year 2024 financial results.
Ynon Kreiz, Chairman and CEO of Mattel, said: “2024 was a year of strong operational excellence for Mattel with topline growth in the fourth quarter. Our priorities for the year were to grow profitability, expand gross margin, and generate strong free cash flow and we achieved all three objectives, well ahead of expectations. As we progress through 2025, our 80th anniversary year, we look forward to growing both top and bottom line and continuing to successfully execute our multi-year strategy.”
Anthony DiSilvestro, CFO of Mattel, added: “We had a strong fourth quarter with both sales growth and margin expansion. We continued to strengthen our balance sheet, repurchased $400 million of shares in 2024, further improved our leverage ratio, and are tracking ahead of schedule to achieve our $200 million cost savings target by the end of 2026. Mattel’s 2025 guidance includes our expectation to grow top and bottom line, increase investments in digital games, and repurchase $600 million of shares. We are well positioned to continue to create long-term shareholder value.”
Financial Overview
For the fourth quarter, Net Sales were up 2% as reported, or 3% in constant currency, versus the prior year’s fourth quarter. Reported Operating Income was $158 million, an improvement of $18 million, and Adjusted Operating Income was $161 million, an increase of $14 million. Reported Earnings Per Share were comparable at $0.42 per share, and Adjusted Earnings Per Share were $0.35, an increase of $0.06 per share.
For the full year, Net Sales declined 1% as reported and 0.5% in constant currency, versus the prior year. Reported Operating Income was $694 million, an improvement of $133 million, and Adjusted Operating Income was $738 million, an improvement of $97 million. Reported Earnings Per Share were $1.58, an improvement of $0.98 per share, and Adjusted Earnings Per Share were $1.62, an improvement of $0.39 per share.

NEWS RELEASE
Fourth Quarter 2024
North America
Net Sales in the North America segment increased 1% as reported and in constant currency.
Gross Billings in the North America segment increased 1% as reported and in constant currency, due to growth in Vehicles (primarily Hot Wheels), and Action Figures, Building Sets, Games, and Other (primarily Action Figures), partly offset by declines in Infant, Toddler, and Preschool (primarily Baby Gear & Power Wheels) and Dolls (primarily Barbie).
International
Net Sales in the International segment increased 3% as reported, or 6% in constant currency.
Gross Billings in the International segment increased 3% as reported, or 6% in constant currency, due to growth in Vehicles (primarily Hot Wheels) and Infant, Toddler, and Preschool, partly offset by declines in Dolls (primarily Barbie).
Gross Margin
Reported Gross Margin increased to 50.7%, versus 48.8% in the prior year’s fourth quarter, and Adjusted Gross Margin increased to 50.8%, versus 48.8%. The increase in Gross Margin was primarily driven by savings from the Optimizing for Profitable Growth program, lower inventory management costs, supply chain efficiencies, and foreign exchange favorability, partly offset by benefits related to the Barbie movie in the prior year.
Other Selling and Administrative Expenses
Reported Other Selling and Administrative Expenses increased $4 million to $420 million, primarily due to higher employee compensation, partly offset by savings from the Optimizing for Profitable Growth program. Adjusted Other Selling and Administrative Expenses increased $9 million to $418 million, primarily due to the same factors.
Full Year 2024
North America
Net Sales in the North America segment decreased 1% as reported and in constant currency.
Gross Billings in the North America segment decreased 1% as reported and in constant currency, due to declines in Dolls (primarily Barbie), and Infant, Toddler, and Preschool (primarily Baby Gear & Power Wheels), partly offset by growth in Vehicles (primarily Hot Wheels), and Action Figures, Building Sets, Games, and Other (primarily Action Figures and Games).
International
Net Sales in the International segment decreased 1% as reported, and increased 1% in constant currency.
Gross Billings in the International segment decreased 1% as reported, and were comparable in constant currency, due to declines in Dolls (primarily Barbie), Infant, Toddler, and Preschool (primarily Baby Gear & Power Wheels), and Action Figures, Building Sets, Games, and Other (primarily Action Figures), partly offset by growth in Vehicles (primarily Hot Wheels).
Gross Margin
Reported Gross Margin increased to 50.8%, versus 47.5% in the prior year, and Adjusted Gross Margin increased to 50.9%, versus 47.5%. The increase in Gross Margin was primarily driven by supply chain efficiencies, savings from the Optimizing for Profitable Growth program, and cost deflation, partly offset by benefits related to the Barbie movie in the prior year.
Other Selling and Administrative Expenses
Reported Other Selling and Administrative Expenses increased $35 million to $1,532 million, primarily due to higher employee compensation, partly offset by savings from the Optimizing for Profitable Growth program. Adjusted Other Selling and Administrative Expenses increased $76 million to $1,493 million, primarily due to the same factors.
Cash Flow
For the year ended December 31, 2024, Cash Flows Provided by Operating Activities were $801 million, a decline of $69 million, primarily driven by higher working capital requirements, partially offset by higher net earnings.
Cash Flows Used for Investing Activities were $189 million, an increase of $47 million, primarily due to higher capital expenditures, including the acquisition of a new global design center to replace our current leased facility.
Cash Flows Used for Financing Activities and Other were $485 million, an increase of $258 million, primarily due to $197 million of higher share repurchases in 2024.

NEWS RELEASE
Gross Billings by Categories
Fourth Quarter 2024
Worldwide Gross Billings for Dolls were $735 million, down 4% as reported and 3% in constant currency, versus the prior year’s fourth quarter, primarily due to declines in Barbie.
Worldwide Gross Billings for Infant, Toddler, and Preschool were $276 million, down 5% as reported, and 4% in constant currency, primarily due to declines in Baby Gear & Power Wheels.
Worldwide Gross Billings for Vehicles were $544 million, up 14% as reported, and 16% in constant currency, primarily driven by growth in Hot Wheels.
Worldwide Gross Billings for Action Figures, Building Sets, Games, and Other were $327 million, up 5% as reported, and 6% in constant currency, primarily driven by growth in Action Figures and Games, partly offset by declines in Building Sets and Other.
Full Year 2024
Worldwide Gross Billings for Dolls were $2,200 million, down 8% as reported and in constant currency, primarily due to declines in Barbie.
Worldwide Gross Billings for Infant, Toddler, and Preschool were $951 million, down 5% as reported, and 4% in constant currency, primarily due to declines in Baby Gear & Power Wheels.
Worldwide Gross Billings for Vehicles were $1,791 million, up 9% as reported, and 10% in constant currency, primarily driven by growth in Hot Wheels.
Worldwide Gross Billings for Action Figures, Building Sets, Games, and Other were $1,090 million, up 2% as reported, and 3% in constant currency, primarily driven by growth in Games and Action Figures, partly offset by declines in Building Sets and Other.
2025 Guidance
Mattel’s full year 2025 guidance is:

(in millions, except EPS and percentages)	FY2025 Guidance	FY2024 Actual
Net Sales (Constant Currency)	+2% to 3%	$5,380
Adjusted Gross Margin	Comparable	50.9%
Adjusted Operating Income	$740 - $765	$738
Adjusted Tax Rate	23% - 24%	21%
Adjusted EPS	$1.66 - $1.72	$1.62
Free Cash Flow	Approx. $600	$598
Guidance includes the anticipated impact of new U.S. tariffs on China, Mexico and Canada imports announced on February 1st, and mitigating actions we plan to take, including leveraging the strength of our supply chain, and potential pricing.

A reconciliation of Mattel’s non-GAAP financial measures on a forward-looking basis, including Net Sales on a constant currency basis, Adjusted Gross Margin, Adjusted Operating Income, Adjusted Tax Rate, Adjusted EPS, and Free Cash Flow is not available without unreasonable effort. Mattel is unable to predict with sufficient certainty items that would be excluded from the corresponding GAAP measures, including the effect of foreign currency exchange rate fluctuations, unusual gains and losses or charges, and severance and restructuring charges, due to the unpredictable nature of such items, which may have a significant impact on Mattel’s GAAP measures.

We are operating in a macro-economic environment that may impact consumer demand. The guidance considers what the company is aware of today, but remains subject to market volatility, unexpected disruptions including additional regulatory actions impacting international trade such as tariffs, and other macroeconomic risks and uncertainties.

NEWS RELEASE
Conference Call and Live Webcast
At 5:00 p.m. (Eastern Standard Time) today, Mattel will host a conference call with investors and financial analysts to discuss its latest financial results. The conference call will be webcast on Mattel's Investor Relations website, https://investors.mattel.com. To listen to the live call, log on to the website at least 10 minutes early to register, download, and install any necessary audio software. An archive of the webcast will be available on Mattel's Investor Relations website for 12 months and may be accessed beginning approximately three hours after the completion of the live call.

NEWS RELEASE
Cautionary Note Regarding Forward-Looking Statements
Mattel cautions the reader that this press release contains a number of forward-looking statements, which are statements that relate to the future and are, by their nature, uncertain. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include statements regarding Mattel’s guidance and goals for future periods and other future events. The use of words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “looks forward,” “confident that,” “believes,” and “targeted,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic, and other information and assumptions, and are subject to a number of significant risks and uncertainties. A variety of factors or combination of factors, many of which are beyond Mattel’s control, may cause actual future results or outcomes, or the timing of those results or outcomes, to differ materially from those contained in any forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: (i) Mattel’s ability to design, develop, produce, manufacture, source, ship, and distribute products in a timely and cost-effective manner; (ii) sufficient interest in and demand for the products and entertainment Mattel offers by retail customers and consumers to profitably recover Mattel’s costs; (iii) downturns in economic conditions affecting Mattel’s markets which can negatively impact retail customers and consumers, and which can result in lower employment levels and lower consumer disposable income and spending, including lower spending on purchases of Mattel’s products; (iv) other factors which can lower discretionary consumer spending, such as higher costs for fuel and food, drops in the value of homes or other consumer assets, and high levels of consumer debt; (v) potential difficulties or delays Mattel may experience in implementing cost savings and efficiency enhancing initiatives; (vi) other economic and public health conditions or regulatory changes in the markets in which Mattel and its customers and suppliers operate, which could create delays or increase Mattel’s costs, such as higher commodity prices, labor costs, transportation costs, trade restrictions, or outbreaks of disease; (vii) the effect of inflation on Mattel’s business, including cost inflation in supply chain inputs and increased labor costs, as well as pricing actions taken in an effort to mitigate the effects of inflation; (viii) currency fluctuations, including movements in foreign exchange rates, which can lower Mattel’s net revenues and earnings, and significantly impact Mattel’s costs; (ix) the concentration of Mattel’s customers, potentially increasing the negative impact to Mattel of difficulties experienced by any of Mattel’s customers, such as bankruptcies or liquidations or a general lack of success, or changes in their purchasing or selling patterns; (x) the inventory policies of Mattel’s retail customers, as well as the concentration of Mattel’s revenues in the second half of the year, which coupled with reliance by retailers on quick response inventory management techniques, increases the risk of underproduction, overproduction, and shipping delays; (xi) legal, reputational, and financial risks related to security breaches or cyberattacks; (xii) work disruptions, including as a result of supply chain disruption such as plant or port closures, which may impact Mattel’s ability to manufacture or deliver product in a timely and cost-effective manner; (xiii) the impact of competition on revenues, margins, and other aspects of Mattel’s business, including the ability to offer products that consumers choose to buy instead of competitive products, the ability to secure, maintain, and renew popular licenses from licensors of entertainment properties, and the ability to attract and retain talented employees and adapt to evolving workplace models; (xiv) the risk of product recalls or product liability suits and costs associated with product safety regulations; (xv) tariffs, which depending on the effective date and duration of such tariffs, changes in the amount, scope, and nature of the tariffs in the future, any countermeasures that the target countries may take, and any mitigating actions that may become available, could increase Mattel’s product costs and other costs of doing business, and other changes in laws or regulations in the United States and/or in other major markets, such as China, in which Mattel operates, including, without limitation, with respect to taxes, trade policies, product safety, or sustainability, which may also increase Mattel’s product costs and other costs of doing business, and in each case reduce Mattel’s earnings and liquidity; (xvi) business disruptions or other unforeseen impacts due to economic instability, political instability, civil unrest, armed hostilities (including the impact of the war in Ukraine and geopolitical developments in the Middle East) or terrorist activities, natural and man-made disasters, pandemics or other public health crises, or other catastrophic events; (xvii) failure to realize the planned benefits from any investments or acquisitions made by Mattel; (xviii) the impact of other market conditions or third-party actions or approvals, including those that result in any significant failure, inadequacy, or interruption from vendors or outsourcers, which could reduce demand for Mattel’s products, delay or increase the cost of implementation of Mattel’s programs, or alter Mattel’s actions and reduce actual results; (xix) changes in financing markets or the inability of Mattel to obtain financing on attractive terms; (xx) the impact of litigation, arbitration, or regulatory decisions or settlement actions; (xxi) Mattel’s ability to navigate regulatory frameworks in connection with new areas of investment, product development, or other business activities, such as artificial intelligence, non-fungible tokens, and cryptocurrency; (xxii) an inability to remediate the material weakness in Mattel's internal control over financial reporting, or additional material weaknesses or other deficiencies in the future or the failure to maintain an effective system of internal control; and (xxiii) other risks and uncertainties as may be described in Mattel’s filings with the Securities and Exchange Commission, including the “Risk Factors” section of Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent periodic filings, as well as in Mattel’s other public statements. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so, except as required by law.

NEWS RELEASE
Presentation Information / Non-GAAP Financial Measures
The financial results included herein represent the most current information available to management and are preliminary until Mattel’s Form 10-Q is filed with the SEC. Actual results may differ from these preliminary results.
To supplement our financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Mattel presents certain non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The non-GAAP financial measures that Mattel uses in this earnings release include Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Other Selling and Administrative Expenses, Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Earnings Per Share, earnings before interest expense, taxes, depreciation and amortization (“EBITDA”), Adjusted EBITDA, Free Cash Flow, Free Cash Flow Conversion (Free Cash Flow / Adjusted EBITDA), Leverage Ratio (Total Debt / Adjusted EBITDA), Net Debt, Adjusted Tax Rate, and constant currency. Mattel uses these measures to analyze its continuing operations and to monitor, assess, and identify meaningful trends in its operating and financial performance, and each is discussed below. Mattel believes that the disclosure of non-GAAP financial measures provides useful supplemental information to investors to be able to better evaluate ongoing business performance and certain components of Mattel’s results. These measures are not, and should not be viewed as, substitutes for GAAP financial measures and may not be comparable to similarly titled measures used by other companies. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are attached to this earnings release as exhibits and to our earnings slide presentation as an appendix.
This earnings release and our earnings slide presentation are available on Mattel's Investor Relations website, https://investors.mattel.com/, under the subheading “Financial Information – Quarterly Earnings.”
Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit and Adjusted Gross Margin represent reported Gross Profit and reported Gross Margin, respectively, adjusted to exclude severance and restructuring expenses. Adjusted Gross Margin represents Mattel’s Adjusted Gross Profit, as a percentage of Net Sales. Adjusted Gross Profit and Adjusted Gross Margin are presented to provide additional perspective on underlying trends in Mattel’s core Gross Profit and Gross Margin, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted Other Selling and Administrative Expenses
Adjusted Other Selling and Administrative Expenses represents Mattel’s reported Other Selling and Administrative Expenses, adjusted to exclude severance and restructuring expenses, the impact of the inclined sleeper product recalls, and the impact of sale of assets, which are not part of Mattel’s core business. Adjusted Other Selling and Administrative Expenses is presented to provide additional perspective on underlying trends in Mattel’s core other selling and administrative expenses, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted Operating Income and Adjusted Operating Income Margin
Adjusted Operating Income and Adjusted Operating Income Margin represent reported Operating Income and reported Operating Income Margin, respectively, adjusted to exclude severance and restructuring expenses, the impact of the inclined sleeper product recalls, and the impact of sale of assets, which are not part of Mattel’s core business. Adjusted Operating Income Margin represents Mattel’s Adjusted Operating Income, as a percentage of Net Sales. Adjusted Operating Income and Adjusted Operating Income Margin are presented to provide additional perspective on underlying trends in Mattel’s core operating results, which Mattel believes is useful supplemental information for investors to be able to gauge and compare Mattel’s current business performance from one period to another.
Adjusted Earnings Per Share
Adjusted Earnings Per Share represents Mattel’s reported Diluted Earnings Per Common Share, adjusted to exclude severance and restructuring expenses, the impact of the inclined sleeper product recalls, the impact of sale of assets, the impact of changes to certain deferred tax assets and related valuation allowances, which are not part of Mattel’s core business. The aggregate tax effect of the adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments and dividing by the reported weighted-average number of common shares. Adjusted Earnings Per Share is presented to provide additional perspective on underlying trends in Mattel’s core business. Mattel believes it is useful supplemental information for investors to gauge and compare Mattel’s current earnings results from one period to another. Adjusted Earnings Per Share is a performance measure and should not be used as a measure of liquidity.

NEWS RELEASE
EBITDA and Adjusted EBITDA
EBITDA represents Mattel’s Net Income, adjusted to exclude the impact of interest expense, taxes, depreciation, and amortization. Adjusted EBITDA represents EBITDA adjusted to exclude share-based compensation, severance and restructuring expenses, the impact of the inclined sleeper product recalls, and the impact of sale of assets, which are not part of Mattel’s core business. Mattel believes EBITDA and Adjusted EBITDA are useful supplemental information for investors to gauge and compare Mattel’s business performance to other companies in its industry with similar capital structures. The presentation of Adjusted EBITDA differs from how Mattel calculates EBITDA for purposes of covenant compliance under the indentures governing its high yield senior notes and the revolving credit agreement governing its revolving credit facility. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as measures of discretionary cash available to invest in the growth of Mattel’s business. As a result, Mattel relies primarily on its GAAP results and uses EBITDA and Adjusted EBITDA only supplementally.
Free Cash Flow and Free Cash Flow Conversion
Free Cash Flow represents Mattel’s net cash flows from for operating activities less capital expenditures. Free Cash Flow Conversion represents Mattel’s free cash flow divided by Adjusted EBITDA. Mattel believes Free Cash Flow and Free Cash Flow Conversion are useful supplemental information for investors to gauge Mattel’s liquidity and performance and to compare Mattel’s business performance to other companies in our industry. Free Cash Flow does not represent cash available to Mattel for discretionary expenditures.
Leverage Ratio (Total Debt / Adjusted EBITDA)
The leverage ratio is calculated by dividing Total Debt by Adjusted EBITDA. Total Debt represents the aggregate of Mattel’s current portion of long-term debt, short-term borrowings, and long-term debt, excluding the impact of debt issuance costs and debt discount. Mattel believes the leverage ratio is useful supplemental information for investors to gauge trends in Mattel’s business and to compare Mattel’s business performance to other companies in its industry.
Net Debt
Net Debt represents the aggregate of Mattel’s current portion of long-term debt, short-term borrowings, and long-term debt, less cash and equivalents. Mattel believes Net Debt is useful supplemental information for investors to monitor Mattel’s liquidity and evaluate its balance sheet.
Adjusted Tax Rate
The Adjusted Tax Rate is calculated by dividing Adjusted Provision for Income Taxes by Adjusted Income Before Income Taxes. Adjusted Income Before Income Taxes represents reported Income Before Income Taxes, adjusted to exclude severance and restructuring expenses, the impact of inclined sleeper product recalls, and the impact of sale of assets. The Adjusted Provision for Income Taxes represents reported Provision for Income Taxes, adjusted to exclude the impact of changes to certain deferred tax assets and related valuation allowances and the aggregate tax effect of adjustments. Mattel believes the adjusted tax rate provides useful supplemental information for investors to gauge and compare the impact of tax expense on Mattel's earnings results from one period to another.
Constant Currency
Percentage changes in results expressed in constant currency are presented excluding the impact from changes in currency exchange rates. To present this information, Mattel calculates constant currency information by translating current period and prior period results for entities reporting in currencies other than the US dollar using consistent exchange rates. The constant currency exchange rates are determined by Mattel at the beginning of each year and are applied consistently during the year. They are generally different from the actual exchange rates in effect during the current or prior period due to volatility in actual foreign exchange rates. Mattel considers whether any changes to the constant currency rates are appropriate at the beginning of each year. The exchange rates used for these constant currency calculations are generally based on prior year actual exchange rates. The difference between the current period and prior period results using the consistent exchange rates reflects the changes in the underlying performance results, excluding the impact from changes in currency exchange rates. Mattel analyzes constant currency results to provide additional perspective on changes in underlying trends in Mattel’s operating performance. Mattel believes that the disclosure of the percentage change in constant currency is useful supplemental information for investors to be able to gauge Mattel’s current business performance and the longer-term strength of its overall business since foreign currency changes could potentially mask underlying sales trends. The disclosure of the percentage change in constant currency enhances investor’s ability to compare financial results from one period to another.

NEWS RELEASE
Key Performance Indicator
Gross Billings
Gross Billings represent amounts invoiced to customers. It does not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business. Changes in Gross Billings are discussed because, while Mattel records the details of sales adjustments in its financial accounting systems at the time of sale, such sales adjustments are generally not associated with categories, brands, and individual products.
About Mattel
Mattel is a leading global toy and family entertainment company and owner of one of the most iconic brand portfolios in the world. We engage consumers and fans through our franchise brands, including Barbie®, Hot Wheels®, Fisher-Price®, American Girl®, Thomas & Friends™, UNO®, Masters of the Universe®, Matchbox®, Monster High®, MEGA® and Polly Pocket®, as well as other popular properties that we own or license in partnership with global entertainment companies. Our offerings include toys, content, consumer products, digital and live experiences. Our products are sold in collaboration with the world’s leading retail and ecommerce companies. Since its founding in 1945, Mattel is proud to be a trusted partner in empowering generations to explore the wonder of childhood and reach their full potential. Visit us at mattel.com.

Contacts:

Securities Analysts	News Media
Jenn Kettnich	Catherine Frymark
jenn.kettnich@mattel.com	catherine.frymark@mattel.com

MAT-FIN MAT-CORP

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT I

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)1

	For the Three Months Ended December 31,						For the Year Ended December 31,
(In millions, except per share and percentage information)	2024		2023		% Change as Reported	% Change in Constant Currency	2024		2023		% Change as Reported	% Change in Constant Currency
	$ Amt	% Net Sales	$ Amt	% Net Sales			$ Amt	% Net Sales	$ Amt	% Net Sales
Net Sales	$1,646.4		$1,620.7		2%	3%	$5,379.5		$5,441.2		-1%	-1%
Cost of Sales	810.9	49.3%	830.5	51.2%	-2%		2,645.5	49.2%	2,857.5	52.5%	-7%
Gross Profit	835.5	50.7%	790.2	48.8%	6%	7%	2,734.1	50.8%	2,583.7	47.5%	6%	6%
Advertising and Promotion Expenses	257.2	15.6%	234.4	14.5%	10%		507.3	9.4%	524.8	9.6%	-3%
Other Selling and Administrative Expenses	420.0	25.5%	415.7	25.6%	1%		1,532.5	28.5%	1,497.3	27.5%	2%
Operating Income	158.3	9.6%	140.1	8.6%	13%	12%	694.3	12.9%	561.7	10.3%	24%	27%
Interest Expense	29.4	1.8%	31.3	1.9%	-6%		118.8	2.2%	123.8	2.3%	-4%
Interest (Income)	(12.0)	-0.7%	(9.8)	-0.6%	22%		(51.5)	-1.0%	(25.2)	-0.5%	104%
Other Non-Operating (Income) Expense, Net	(4.3)		3.7				4.5		(2.3)
Income Before Income Taxes	145.2	8.8%	114.9	7.1%	26%	34%	622.5	11.6%	465.4	8.6%	34%	41%
Provision (Benefit) from Income Taxes	10.9		(27.3)				105.6		269.5
(Income) from Equity Method Investments	(6.5)		(5.1)				(24.9)		(18.4)
Net Income	$140.9	8.6%	$147.3	9.1%	-4%		$541.8	10.1%	$214.4	3.9%	153%
Net Income Per Common Share - Basic	$0.42		$0.42				$1.59		$0.61
Weighted-Average Number of Common Shares	333.6		350.6				340.4		353.6
Net Income Per Common Share - Diluted	$0.42		$0.42				$1.58		$0.60
Weighted-Average Number of Common and Potential Common Shares	336.4		353.5				343.3		357.1
1 Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT II

CONDENSED CONSOLIDATED BALANCE SHEETS1

	December 31,
	2024	2023
(In millions)	(Unaudited)
Assets
Cash and Equivalents	$1,387.9	$1,261.4
Accounts Receivable, Net	1,003.2	1,081.8
Inventories	501.7	571.6
Prepaid Expenses and Other Current Assets	234.1	207.5
Total Current Assets	3,126.9	3,122.3
Property, Plant, and Equipment, Net	516.0	465.5
Right-of-Use Assets, Net	326.4	313.2
Goodwill	1,381.7	1,384.5
Other Noncurrent Assets	1,193.0	1,150.2
Total Assets	$6,544.1	$6,435.8

Liabilities and Stockholders’ Equity
Accounts Payable and Accrued Liabilities	$1,277.7	$1,308.6
Income Taxes Payable	38.0	33.9
Total Current Liabilities	1,315.7	1,342.5
Long-Term Debt	2,334.4	2,330.0
Noncurrent Lease Liabilities	278.2	259.5
Other Noncurrent Liabilities	351.7	354.6
Stockholders’ Equity	2,264.1	2,149.2
Total Liabilities and Stockholders’ Equity	$6,544.1	$6,435.8

SUPPLEMENTAL BALANCE SHEET AND CASH FLOW DATA (Unaudited)1

	December 31,
	2024	2023
Key Balance Sheet Data:
Accounts Receivable, Net Days of Sales Outstanding (DSO)	55	60

	For the Year Ended December 31,
(In millions)	2024	2023
Condensed Cash Flow Data:
Cash Flows Provided by Operating Activities	$800.6	$869.8
Cash Flows (Used for) Investing Activities	(189.0)	(142.4)
Cash Flows (Used for) Financing Activities and Other	(485.0)	(227.2)
Increase in Cash and Equivalents	$126.5	$500.1
1 Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Three Months Ended December 31,			For the Year Ended December 31,
(In millions, except percentage information)	2024	2023	Change	2024	2023	Change
Gross Profit
Gross Profit, As Reported	$835.5	$790.2		$2,734.1	$2,583.7
Gross Margin	50.7%	48.8%	190 bps	50.8%	47.5%	330 bps
Adjustments:
Severance and Restructuring Expenses	1.3	0.1		4.3	(1.2)
Gross Profit, As Adjusted	$836.7	$790.3		$2,738.3	$2,582.6
Adjusted Gross Margin	50.8%	48.8%	200 bps	50.9%	47.5%	340 bps

Other Selling and Administrative Expenses
Other Selling and Administrative Expenses, As Reported	$420.0	$415.7	1%	$1,532.5	$1,497.3	2%
% of Net Sales	25.5%	25.6%	-10 bps	28.5%	27.5%	100 bps
Adjustments:
Severance and Restructuring Expenses	—	2.1		(43.8)	(60.8)
Inclined Sleeper Product Recalls	(1.7)	(9.0)		4.1	(18.1)
Sale of Assets	—	—		—	(1.8)
Other Selling and Administrative Expenses, As Adjusted	$418.3	$408.8	2%	$1,492.7	$1,416.6	5%
% of Net Sales	25.4%	25.2%	20 bps	27.7%	26.0%	170 bps

Operating Income
Operating Income, As Reported	$158.3	$140.1	13%	$694.3	$561.7	24%
Operating Income Margin	9.6%	8.6%	100 bps	12.9%	10.3%	260 bps
Adjustments:
Severance and Restructuring Expenses	1.3	(2.0)		48.1	59.7
Inclined Sleeper Product Recalls	1.7	9.0		(4.1)	18.1
Sale of Assets	—	—		—	1.8
Operating Income, As Adjusted	$161.3	$147.1	10%	$738.3	$641.2	15%
Adjusted Operating Income Margin	9.8%	9.1%	70 bps	13.7%	11.8%	190 bps

[1] Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In millions, except per share and percentage information)	For the Three Months Ended December 31,			For the Year Ended December 31,
	2024	2023	Change	2024	2023	Change
Earnings Per Share
Net Income Per Common Share, As Reported	$0.42	$0.42	—%	$1.58	$0.60	163%
Adjustments:
Severance and Restructuring Expenses	—	(0.01)		0.14	0.17
Inclined Sleeper Product Recalls	0.01	0.03		(0.01)	0.05
Sale of Assets	—	—		—	0.00
Changes to Deferred Tax Assets[2]	(0.07)	(0.14)		(0.06)	0.45
Tax Effect of Adjustments[3]	—	—		(0.03)	(0.04)
Net Income Per Common Share, As Adjusted	$0.35	$0.29	21%	$1.62	$1.23	32%

EBITDA and Adjusted EBITDA
Net Income, As Reported	$140.9	$147.3	-4%	$541.8	$214.4	153%
Adjustments:
Interest Expense	29.4	31.3		118.8	123.8
Provision (Benefit) from Income Taxes	10.9	(27.3)		105.6	269.5
Depreciation	35.0	35.4		136.6	139.5
Amortization	7.8	9.3		31.3	37.9
EBITDA	223.9	196.1		934.2	785.0
Adjustments:
Share-Based Compensation	22.0	30.9		79.4	83.3
Severance and Restructuring Expenses	1.3	(2.0)		48.1	59.7
Inclined Sleeper Product Recalls	1.7	9.0		(4.1)	18.1
Sale of Assets	—	—		—	1.8
Adjusted EBITDA	$248.9	$234.0	6%	$1,057.6	$947.8	12%

Free Cash Flow
Net Cash Flows Provided by Operating Activities				$800.6	$869.8
Capital Expenditures				(202.6)	(160.3)
Free Cash Flow				$597.9	$709.5

[1] Amounts may not sum due to rounding.
[2] For the year ended December 31, 2023, Mattel recorded an expense of $212.4 million related to the write-off of foreign deferred tax assets and a benefit of $51.0 million upon the establishment of deferred tax assets related to an intra-group transfer of certain IP rights.

[3] The aggregate tax effect of adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments, and dividing by the reported weighted average number of common and potential common shares.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Year Ended December 31,
(In millions, except percentage and pts information)	2024	2023	Change
Tax Rate
Income Before Income Taxes, As Reported	$622.5	$465.4
Adjustments:
Severance and Restructuring Expenses	48.1	59.7
Inclined Sleeper Product Recalls	(4.1)	18.1
Sale of Assets	—	1.8
Income Before Income Taxes, As Adjusted	$666.5	$544.9

Provision for Income Taxes, As Reported	$105.6	$269.5
Adjustments:
Changes to Deferred Tax Assets[2]	21.1	(161.4)
Tax Effect of Adjustments[3]	10.2	15.3
Provision for Income Taxes, As Adjusted	$136.9	$123.4

Tax Rate, As Reported	17%	58%	-41 pts
Tax Rate, As Adjusted	21%	23%	-2 pts

	December 31,
	2024	2023
Net Debt
Long-Term Debt	$2,334.4	$2,330.0
Adjustments:
Cash and Equivalents	(1,387.9)	(1,261.4)
Net Debt	$946.4	$1,068.6

[1] Amounts may not sum due to rounding.
[2] For the year ended December 31, 2023, Mattel recorded an expense of $212.4 million related to the write-off of foreign deferred tax assets and a benefit of $51.0 million upon the establishment of deferred tax assets related to an intra-group transfer of certain IP rights.

[3] Tax effect of adjustments was determined using the effective tax rates on a jurisdictional basis of the respective adjustments.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT III

SUPPLEMENTAL FINANCIAL INFORMATION (Unaudited)1
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

	For the Year Ended December 31,
(In millions, except percentage and pts information)	2024	2023	Change
Leverage Ratio (Total Debt/Adjusted EBITDA)
Total Debt
Long-Term Debt	$2,334.4	$2,330.0
Adjustments:
Debt Issuance Costs and Debt Discount	15.6	20.0
Total Debt	$2,350.0	$2,350.0
EBITDA and Adjusted EBITDA
Net Income, As Reported	$541.8	$214.4	153%
Adjustments:
Interest Expense	118.8	123.8
Provision for Income Taxes	105.6	269.5
Depreciation	136.6	139.5
Amortization	31.3	37.9
EBITDA	934.2	785.0
Adjustments:
Share-Based Compensation	79.4	83.3
Severance and Restructuring Expenses	48.1	59.7
Inclined Sleeper Product Recalls	(4.1)	18.1
Sale of Assets	—	1.8
Adjusted EBITDA	$1,057.6	$947.8	12%

Total Debt / Net Income	4.3x	11.0x
Leverage Ratio (Total Debt / Adjusted EBITDA)	2.2x	2.5x

Free Cash Flow
Net Cash Flows Provided by Operating Activities	$800.6	$869.8	-8%
Capital Expenditures	(202.6)	(160.3)
Free Cash Flow	$597.9	$709.5	-16%

Net Cash Flows Provided by Operating Activities / Net Income	148%	406%	-258 pts
Free Cash Flow Conversion (Free Cash Flow/Adjusted EBITDA)	57%	75%	-18 pts
1 Amounts may not sum due to rounding.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT IV

WORLDWIDE NET SALES AND GROSS BILLINGS1 (Unaudited)2

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2024	2023	% Change as Reported	% Change in Constant Currency	2024	2023	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
Worldwide Net Sales:
Net Sales	$1,646.4	$1,620.7	2%	3%	$5,379.5	$5,441.2	-1%	-1%

Worldwide Gross Billings by Categories:
Dolls	$734.9	$763.1	-4%	-3%	$2,200.5	$2,394.2	-8%	-8%
Infant, Toddler, and Preschool	276.2	292.2	-5	-4	951.3	1,000.8	-5	-4
Vehicles	543.8	475.1	14	16	1,791.2	1,641.0	9	10
Action Figures, Building Sets, Games, and Other	327.1	310.8	5	6	1,090.4	1,065.8	2	3
Gross Billings	$1,881.9	$1,841.2	2%	3%	$6,033.3	$6,101.8	-1%	—%

Supplemental Gross Billings Disclosure

Worldwide Gross Billings by Top 3 Power Brands:
Barbie	$406.0	$473.1	-14%	-13%	$1,350.1	$1,537.8	-12%	-12%
Hot Wheels	481.4	417.5	15	17	1,575.0	1,432.4	10	11
Fisher-Price[3]	206.1	200.8	3	4	700.8	681.5	3	4
Other	788.5	749.8	5	6	2,407.4	2,450.2	-2	-1
Gross Billings	$1,881.9	$1,841.2	2%	3%	$6,033.3	$6,101.8	-1%	—%

[1] Gross billings represent amounts invoiced to customers and do not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business.

[2] Amounts may not sum due to rounding.
[3] Beginning in the first quarter of 2024, the Fisher-Price power brand was revised to exclude Baby Gear and Imaginext products. Prior period amounts have been reclassified to conform to the current presentation.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT V

NET SALES AND GROSS BILLINGS1 BY SEGMENT (Unaudited)2,3

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2024	2023	% Change as Reported	% Change in Constant Currency	2024	2023	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
North America Net Sales:
Net Sales	$975.5	$968.5	1%	1%	$3,168.1	$3,210.4	-1%	-1%

North America Gross Billings by Categories:
Dolls	$441.9	$448.9	-2%	-1%	$1,280.1	$1,368.0	-6%	-6%
Infant, Toddler, and Preschool	163.2	180.9	-10	-10	583.3	618.6	-6	-6
Vehicles	255.2	233.3	9	10	860.6	812.4	6	6
Action Figures, Building Sets, Games, and Other	196.8	180.1	9	9	670.6	633.5	6	6
Gross Billings	$1,057.0	$1,043.2	1%	1%	$3,394.6	$3,432.5	-1%	-1%

Supplemental Gross Billings Disclosure

North America Gross Billings by Top 3 Power Brands:
Barbie	$217.4	$252.8	-14%	-14%	$734.9	$840.4	-13%	-12%
Hot Wheels	220.3	198.5	11	11	741.3	690.8	7	7
Fisher-Price[4]	120.7	119.0	1	1	421.3	404.9	4	4
Other	498.6	472.8	5	6	1,497.0	1,496.3	—	—
Gross Billings	$1,057.0	$1,043.2	1%	1%	$3,394.6	$3,432.5	-1%	-1%

[1] Gross billings represent amounts invoiced to customers and do not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business.

[2] Amounts may not sum due to rounding.
3 In the first quarter of 2024, Mattel's American Girl business was integrated into its North America commercial organization and is reported within the North America operating segment. Prior period amounts have been reclassified to conform to the current period presentation.

[4] Beginning in the first quarter of 2024, the Fisher-Price power brand was revised to exclude Baby Gear and Imaginext products. Prior period amounts have been reclassified to conform to the current presentation.

MATTEL, INC. AND SUBSIDIARIES	EXHIBIT VI

NET SALES AND GROSS BILLINGS1 BY SEGMENT (Unaudited)2

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2024	2023	% Change as Reported	% Change in Constant Currency	2024	2023	% Change as Reported	% Change in Constant Currency
	(In millions, except percentage information)
International Net Sales by Geographic Area:
EMEA	$402.6	$366.5	10%	10%	$1,240.4	$1,241.5	—%	-1%
Latin America	153.4	182.4	-16	-6	608.2	658.0	-8	-2
Asia Pacific	114.9	103.3	11	11	362.8	331.3	10	11
Net Sales	$670.9	$652.2	3%	6%	$2,211.5	$2,230.8	-1%	1%

International Gross Billings by Geographic Area:
EMEA	$503.1	$455.8	10%	10%	$1,501.4	$1,510.7	-1%	-2%
Latin America	190.7	223.5	-15	-5	722.1	776.4	-7	-1
Asia Pacific	131.1	118.7	10	10	415.3	382.3	9	10
Gross Billings	$824.9	$798.1	3%	6%	$2,638.7	$2,669.4	-1%	—%

International Gross Billings by Categories:
Dolls	$293.0	$314.3	-7%	-4%	$920.4	$1,026.2	-10%	-9%
Infant, Toddler, and Preschool	113.0	111.3	2	5	368.0	382.2	-4	-2
Vehicles	288.6	241.9	19	23	930.5	828.6	12	14
Action Figures, Building Sets, Games, and Other	130.3	130.6	—	2	419.8	432.3	-3	-2
Gross Billings	$824.9	$798.1	3%	6%	$2,638.7	$2,669.4	-1%	—%

Supplemental Gross Billings Disclosure

International Gross Billings by Top 3 Power Brands:
Barbie	$188.5	$220.3	-14%	-12%	$615.2	$697.4	-12%	-11%
Hot Wheels	261.1	219.0	19	23	833.7	741.6	12	14
Fisher-Price[3]	85.4	81.8	4	8	279.5	276.5	1	3
Other	289.8	277.0	5	7	910.3	953.8	-5	-3
Gross Billings	$824.9	$798.1	3%	6%	$2,638.7	$2,669.4	-1%	—%

[1] Gross billings represent amounts invoiced to customers and do not include the impact of sales adjustments, such as trade discounts and other allowances. Mattel presents changes in gross billings as a metric for comparing its aggregate, categorical, brand, and geographic results to highlight significant trends in Mattel’s business.

[2] Amounts may not sum due to rounding.
[3] Beginning in the first quarter of 2024, the Fisher-Price power brand was revised to exclude Baby Gear and Imaginext products. Prior period amounts have been reclassified to conform to the current presentation.